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                                                                      EXHIBIT 10


                    [FIRST UNION SECURITIES, INC. LETTERHEAD]


April 21, 2000


United States Lime & Minerals, Inc.
13800 Montfort Drive, Suite 330
Dallas, TX 75240

Attention: Herbert G. A. Wilson, CEO

     RE: EXTENSION OF WORKING CAPITAL FACILITY

Dear Mr. Wilson:

     First Union National Bank, as successor to CoreStates Bank, N.A. (the "Bank") is party to a Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 22, 1999 (the "Second Amendment") with United States Lime & Minerals, Inc. ("U.S. Lime"), Texas Lime Company ("TLC") and Arkansas Lime Company ("ALC, and together with U.S. Lime and TLC, collectively referred to as the "Borrowers"). All initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Amended and Restated Loan and Security Agreement dated December 30, 1997, as amended, by and among Bank and Borrowers (the "Loan Agreement").

     Although Borrowers failed to provide the ninety-day written extension request prior to the Revolving Credit Termination Date, April 21, 2000, Bank has agreed to extend the maturity of the Revolving Credit for an additional period. Accordingly, by countersigning this letter agreement in the space provided below, Bank and Borrowers agree that the Revolving Credit Termination Date shall be extended to May 31, 2001.

     This letter agreement constitutes a modification of the Loan Agreement pursuant to section 9.2 thereof, and except as set forth herein, each and every term, condition and provision of the Loan Agreement is hereby ratified and confirmed in full. Borrowers hereby unconditionally acknowledge that, as of the date hereof, there is no outstanding principal balance under the Revolving Credit and the aggregate face amount of outstanding undrawn Letters of Credit is $504,802.00. Borrowers acknowledge and agree that the foregoing balance


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of the Revolving Credit (including the amount of all draws under outstanding
Letters of Credit), together with interest which shall accrue from the date hereof at the rate set forth in the Loan Agreement, is owing to Bank without claim, counterclaim, recoupment, defense or set off of any kind.

     Please indicate your consent to the terms of this letter agreement by signing in the space provided below.


                                       Very truly yours,

                                       FIRST UNION NATIONAL BANK



                                       --------------------------------
                                       Stuart MacGregor, Vice President


THE TERMS OF THE FOREGOING LETTER
AGREEMENT ARE AGREED TO AND ACCEPTED
AS OF APRIL 21, 2000

UNITED STATES LIME & MINERALS, INC.


By:
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TEXAS LIME COMPANY


By:
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ARKANSAS LIME COMPANY


By:
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